Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Reports Q3 2011 Financial Results
Recurring Revenues Up by 24%, Total Revenues Up by 19%

Weston, FL, October 25, 2011 — Ultimate Software (Nasdaq: ULTI), a leading provider of unified human capital management SaaS solutions for global businesses, announced today its financial results for the third quarter of 2011. For the quarter ended September 30, 2011, Ultimate reported recurring revenues of $54.7 million, an increase of 24%, and total revenues of $67.8 million, an increase of 19%, both compared with 2010’s third quarter. GAAP net income for the third quarter of 2011 was $1.1 million, or $0.04 per diluted share, the same as the third quarter of 2010.

For the three months ended September 30, 2011, non-GAAP net income was $4.9 million, or $0.18 per diluted share, versus non-GAAP net income of $3.5 million, or $0.13 per diluted share, for the third quarter of 2010. Non-GAAP net income for both periods excludes non-cash stock-based compensation expense and amortization of acquired intangible assets. See “Use of Non-GAAP Financial Information” below.

“We again performed according to plan for both our recurring and total revenues in this year’s third quarter. Our operating margin was on the positive side of our 12% target at 12.7%, and our customer retention rate remained consistent at greater than 96%,” said Scott Scherr, CEO, president, and founder of Ultimate.

“We strengthened the strategic power of our unified talent management suite with the release of UltiPro Succession Management in the third quarter. We continued to execute in Canada, and our new customers in both our Enterprise and Workplace markets continued the trend of expanding the value of their UltiPro purchases by adding talent management and time management product components.”

Ultimate’s financial results teleconference will be held today, October 25, 2011, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=165397. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player or Real Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

▪
Recurring revenues grew by 24% for the third quarter of 2011 compared with 2010’s third quarter, primarily due to revenue growth from our Software-as-a-Service (SaaS) offering. Recurring revenues for the third quarter of 2011 were 81% of total revenues as compared with 77% of total revenues for the same period of last year.

▪	Ultimate’s annualized retention rate exceeded 96% for its existing recurring revenue customer base.

▪	The operating income (or operating margin), on a non-GAAP basis, for the third quarter of 2011 was $8.6 million (or 12.7%) compared with $5.8 million (or 10.2%) for the third quarter of 2010.

▪	Cash flows provided by operating activities for the nine months ended September 30, 2011 increased by 45% to $23.6 million from $16.2 million for the same period in the prior year.

▪	The combination of cash, cash equivalents, and marketable securities was $52.2 million as of September 30, 2011, compared with $50.2 million as of December 31, 2010.

▪	Days sales outstanding were 63 days at September 30, 2011, representing a reduction of 9 days compared with days sales outstanding at December 31, 2010.

Stock Repurchase Plan

During the quarter ended September 30, 2011, we repurchased 197,310 shares of our issued and outstanding $0.01 par value common stock (“Common Stock”) for $9.4 million, under our previously announced stock repurchase plan (“Stock Repurchase Plan”). During the nine months ended September 30, 2011, we repurchased 346,988 shares of our issued and outstanding Common Stock for $17.3 million, under our Stock Repurchase Plan. As of September 30, 2011, we had 58,187 shares available for repurchase in the future under our Stock Repurchase Plan.

On October 24, 2011, our Board of Directors extended the Stock Repurchase Plan (originally approved by the Board in late 2000) by authorizing the repurchase of up to 1,000,000 additional shares of our Common Stock. Accordingly, an aggregate of 1,058,187 shares of Common Stock are available for repurchase under the Stock Repurchase Plan as of today’s date. The extent and timing of repurchase transactions will depend on market conditions and other business considerations.

Financial Outlook

Ultimate provides the following financial guidance for the fourth quarter ending December 31, 2011, the 2011 full year and preliminary financial guidance for the 2012 full year:

For the fourth quarter of 2011:

▪	Recurring revenues of approximately $57.0 million;

▪	Total revenues of approximately $72.0 million; and

▪	Operating margin, on a non-GAAP basis (discussed below), of approximately 16%.

For the year 2011:

▪	Recurring revenues to increase by approximately 25% over 2010;

▪	Total revenues to increase by approximately 18% over 2010; and

▪	Operating margin, on a non-GAAP basis (discussed below), of approximately 12%.

For the year 2012, preliminary:

▪	Recurring revenues to increase by approximately 25% over 2011;

▪	Total revenues to increase by approximately 23% over 2011; and

▪	Operating margin, on a non-GAAP basis (discussed below), of approximately 15%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release. Non-cash stock-based compensation expense for 2011 and 2012 is expected to be approximately $15.5 million and $19.0 million, respectively.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate
Ultimate is a leading provider of unified human capital management (HCM) Software-as-a-Service (SaaS) solutions for global businesses. Ultimate’s award-winning UltiPro® solutions deliver the functionality businesses need to manage the complete employment life cycle from recruitment to retirement. Based in Weston, FL, Ultimate employs more than 1,200 professionals who are focused on developing the highest quality solutions and services. In 2010, Ultimate was named an Optimas Award winner by Workforce Management magazine. In 2009, Ultimate was awarded first place in the People’s Choice Stevie® competition for Favorite New SaaS Product and was ranked the #1 best medium-sized company to work for in America by the Great Place to Work® Institute for the second consecutive year. In 2010, Ultimate’s security practices were recertified for ISO/IEC 27001, and Ultimate was the first HR SaaS vendor to be ISO/IEC 27001 certified in 2008. Ultimate has approximately 2,200 customers representing diverse industries, including such organizations as Adobe Systems Incorporated, The Container Store, Culligan International, Elizabeth Arden, Major League Baseball, The New York Yankees Baseball Team, P.F. Chang’s, and Ruth’s Chris Steak House. More information on Ultimate’s products and services can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
Revenues:
Recurring	$54,689	$44,054	$156,639	$124,867
Services	12,794	12,796	38,284	41,409
License	267	181	1,537	1,129
Total revenues	67,750	57,031	196,460	167,405
Cost of revenues:
Recurring	16,521	12,591	46,757	36,043
Services	13,073	11,853	39,106	36,911
License	61	–	334	150
Total cost of revenues	29,655	24,444	86,197	73,104
Gross profit	38,095	32,587	110,263	94,301
Operating expenses:
Sales and marketing	15,002	14,640	47,649	44,336
Research and development	13,256	10,679	37,593	31,432
General and administrative	4,995	4,849	16,370	15,019
Total operating expenses	33,253	30,168	101,612	90,787
Operating income	4,842	2,419	8,651	3,514
Other (expense) income:
Interest and other expense	(64)	(18)	(365)	(124)
Other income, net	17	(2)	77	65
Total other expense, net	(47)	(20)	(288)	(59)
Income from continuing operations, before income taxes	4,795	2,399	8,363	3,455
Provision for income taxes	(3,710)	(1,426)	(6,057)	(1,891)
Income from continuing operations	$1,085	$973	$2,306	$1,564
Income (loss) from discontinued operations, net of tax	–	77	–	(853)
Net income	$1,085	$1,050	$2,306	$711

Basic earnings (loss) per share:
Earnings from continuing operations	$0.04	$0.04	$0.09	$0.06
Loss from discontinued operations	$–	$–	$–	$(0.03)
Total	$0.04	$0.04	$0.09	$0.03

Diluted earnings (loss) per share:
Earnings from continuing operations	$0.04	$0.04	$0.08	$0.06
Loss from discontinued operations	$–	$–	$–	$(0.03)
Total	$0.04	$0.04	$0.08	$0.03

Weighted average shares outstanding:
Basic	25,767	24,937	25,733	24,844
Diluted	27,747	27,011	27,790	26,951

The following table sets forth the stock-based compensation expense (excluding the income tax effect, or “gross”) resulting from stock-based arrangements, the amortization of acquired intangibles and the foreign currency translation adjustment from discontinued operations that are recorded in Ultimate’s unaudited condensed consolidated statements of operations for the periods indicated (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
Stock-based compensation expense:
Cost of recurring revenues	$341	$228	$1,020	$669
Cost of services revenues	360	284	1,107	947
Sales and marketing	1,734	1,743	5,244	5,104
Research and development	403	269	1,197	937
General and administrative	902	820	2,791	2,412
Total non-cash stock-based compensation expense	$3,740	$3,344	$11,359	$10,069

Amortization of acquired intangibles:
General and administrative	$27	$28	$83	$253

Loss from discontinued operations:
Foreign currency translation
adjustment (1)	$–	$(26)	$–	$(912)

________________________________

(1)
Pursuant to applicable accounting rules, the amount attributable to our wholly-owned subsidiary in the United Kingdom (“UK Subsidiary”) and accumulated in the translation adjustment component of equity became realized in the unaudited statement of operations during the nine months ended September 30, 2010, the period in which discontinued operations for the UK Subsidiary were complete.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of	As of
	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$42,216	$40,889
Short-term investments in marketable securities	8,778	8,884
Accounts receivable, net	46,612	47,570
Prepaid expenses and other current assets	21,402	18,613
Deferred tax assets, net	1,508	1,434
Total current assets before funds held for clients	120,516	117,390
Funds held for clients	100,696	72,875
Total current assets	221,212	190,265
Property and equipment, net	23,516	18,075
Capitalized software, net	2,102	3,115
Goodwill	3,025	3,025
Long-term investments in marketable securities	1,214	433
Other assets, net	14,014	11,656
Long-term deferred tax assets, net	21,304	22,988
Total assets	$286,387	$249,557
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,149	$4,683
Accrued expenses	12,958	11,074
Current portion of deferred revenue	75,619	71,808
Current portion of capital lease obligations	2,699	2,551
Total current liabilities before client fund obligations	96,425	90,116
Client fund obligations	100,696	72,875
Total current liabilities	197,121	162,991
Deferred revenue, net of current portion	3,761	6,287
Deferred rent	3,321	3,022
Capital lease obligations, net of current portion	2,326	2,406
Long-term income taxes payable	1,866	1,866
Total liabilities	208,395	176,572

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	296	290
Additional paid-in capital	236,484	216,262
Accumulated other comprehensive income (loss)	(91)	126
Accumulated deficit	(49,947)	(52,253)
	186,742	164,425
Treasury stock, at cost	(108,750)	(91,440)
Total stockholders’ equity	77,992	72,985
Total liabilities and stockholders’ equity	$286,387	$249,557

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities:
Net income	$2,306	$711
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	8,688	9,044
Provision for doubtful accounts	1,220	1,320
Non-cash stock-based compensation expense	11,359	10,069
Realized loss on foreign currency translation
adjustment	-	912
Income taxes	5,933	1,605
Excess tax benefits from stock-based payments	(4,323)	(3,654)
Changes in operating assets and liabilities:
Accounts receivable	(262)	(5,662)
Prepaid expenses and other current assets	(2,789)	(3,156)
Other assets	(2,440)	872
Accounts payable	466	799
Accrued expenses and deferred rent	2,183	1,510
Deferred revenue	1,285	1,867
Net cash provided by operating activities	23,626	16,237

Cash flows from investing activities:
Purchases of marketable securities	(10,801)	(8,025)
Maturities of marketable securities	10,122	8,323
Net purchases of securities with customer funds	(27,821)	(75,979)
Purchases of property and equipment	(10,728)	(3,120)
Net cash used in investing activities	(39,228)	(78,801)

Cash flows from financing activities:
Repurchases of Common Stock	(17,310)	(19,784)
Net proceeds from issuances of Common Stock	8,421	10,787
Excess tax benefits from stock-based payments	4,323	3,654
Shares acquired to settle employee tax withholding liability	(3,874)	(645)
Principal payments on capital lease obligations	(2,238)	(1,838)
Net increase in customer fund obligations	27,821	75,979
Net cash provided by financing activities	17,143	68,153

Effect of foreign currency exchange rate changes on cash	(214)	28
Net increase in cash and cash equivalents	1,327	5,617
Cash and cash equivalents, beginning of period	40,889	23,684
Cash and cash equivalents, end of period	$42,216	$29,301

Supplemental disclosure of cash flow information:
Cash paid for interest	$184	$160
Cash paid for income taxes	$547	$179

Supplemental disclosure of non-cash financing activities:

- Ultimate entered into capital lease obligations to acquire new equipment totaling $2.3 million and $3.0 million for the nine months ended September 30, 2011 and 2010, respectively.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Non-GAAP operating income from continuing operations reconciliation:
Operating income from continuing operations	$4,842	$2,419	$8,651	$3,514
Operating income from continuing operations, as a % of total revenues	7.1%	4.2%	4.4%	2.1%
Add back:
Non-cash stock-based compensation expense	3,740	3,344	11,359	10,069
Non-cash amortization of acquired intangible assets	27	28	83	253
Non-GAAP operating income from continuing operations	$8,609	$5,791	$20,093	$13,836
Non-GAAP operating income from continuing operations, as a % of total revenues	12.7%	10.2%	10.2%	8.3%

Non-GAAP net income after discontinued operations reconciliation:
Net income after discontinued operations	$1,085	$1,050	$2,306	$711
Add back:
Non-cash stock-based compensation expense	3,740	3,344	11,359	10,069
Non-cash amortization of acquired intangible assets	27	28	83	253
Non-cash foreign currency translation adjustment from discontinued operations	–	26	–	912
Income tax effect	90	(939)	(2,173)	(3,814)
Non-GAAP net income after discontinued operations	$4,942	$3,509	$11,575	$8,131

Non-GAAP net income after discontinued operations, per diluted share, reconciliation: (1)
Net income after discontinued operations, per diluted share	$0.04	$0.04	$0.08	$0.03
Add back:
Non-cash stock-based compensation expense	0.13	0.12	0.41	0.37
Non-cash amortization of acquired intangible assets	–	–	–	0.01
Non-cash foreign currency translation adjustment from discontinued operations	–	–	–	0.03
Income tax effect	0.01	(0.03)	(0.07)	(0.14)
Non-GAAP net income after discontinued operations, per diluted share	$0.18	$0.13	$0.42	$0.31

Shares used in calculation of GAAP net income per share:
Basic	25,767	24,937	25,733	24,844
Diluted	27,747	27,011	27,790	26,951

Shares used in calculation of non-GAAP net income per share:
Basic	25,767	24,937	25,733	24,844
Diluted	27,747	27,011	27,790	26,951

(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average shares basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Management of Ultimate uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income from continuing operations, non-GAAP net income after discontinued operations and non-GAAP net income after discontinued operations per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation” (“ASC 718”). For the three and nine months ended September 30, 2011, stock-based compensation expense was $3.8 million and $11.4 million, respectively, on a pre-tax basis. For the three and nine months ended September 30, 2010, stock-based compensation expense was $3.3 million and $10.1 million, respectively, on a pre-tax basis. Stock-based compensation expenses are excluded from the non-GAAP financial measures because they are non-cash expenses that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion provides meaningful supplemental information regarding Ultimate’s operating results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods. Non-GAAP reconciliations are calculated on a basic weighted average share basis for GAAP net loss periods.  For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and nine months ended September 30, 2011, the amortization of acquired intangible assets was $27 thousand and $83 thousand, respectively.  For the three and nine months ended September 30, 2010, the amortization of acquired intangible assets was $28 thousand and $253 thousand, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Foreign currency translation adjustment.  In accordance with GAAP, net loss after discontinued operations includes the realization of the foreign currency translation adjustment on our discontinued operations. There was no realized foreign currency translation adjustment for the three and nine months ended September 30, 2011 as the dissolution of the UK Subsidiary was complete in 2010. For the three and nine months ended September 30, 2010, the realized foreign currency translation adjustment was $26 thousand and $0.9 million, respectively. The realized foreign currency translation adjustment is excluded from the non-GAAP financial measures because it is a non-recurring, non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion provides meaningful supplemental information regarding Ultimate’s net results because these non-GAAP financial measures facilitate the comparison of results of ongoing operations for current and future periods with such results from past periods.